Exhibit 10.9

厂房租赁合同

Plant Lease Agreement

出租方（签章）：泸州东之阳实业有限公司

Leaser （stamp）：Luzhou Dongzhiyang Industry Co., Ltd.

承租方（签章）：泸州奥智光电科技有限公司

Lessee（stamp）：Luzhou Aozhi Optronics Technology Co., Ltd.

厂房租赁合同书

Plant Lease Agreement

出租方 （ 以下称甲方）：泸州东之阳实业有限公司

承租方（以下称乙方）：泸州奥智光电科技有限公司

Leaser （ hereinafter Party A）：Luzhou Dongzhiyang Industry Co., Ltd.

Lessee（hereinafter Party B）：Luzhou Aozhi Optronics Technology Co., Ltd.

甲、乙双方本着平等互利的原则 ，经双方协商一致同意签 订本租赁合同，条款如下，以共同遵守。

This Lease Agreement is hereby made and concluded by and between Party A and Party B, on the principle of equality and mutual benefit and through friendly consultation, Party A and Party B have reached consensus and signed this Agreement and shall collaboratively abide by the conditions prescribed in this Agreement.

一、	租赁范围泸州东之阳实业有限公司“东之阳园区”第 2 栋厂房共计面积 10000 ㎡。
Area to be leased: 2nd plant in the “Dongzhiyang Park” of Luzhou Dongzhiyang Industry Co., Ltd. total area of 10,000 m2.

租赁期限

Lease term

厂房租赁期限 3 年 ，厂房交付装修时间暂定 2019 年 5 月 27 日 ，乙方装修时间为 2 个月，前 两 年免租金，缴租时间 2021 年 7 月 27 日起至2022 年 7 月 26日止。

The plant lease term is 3 years, deliver date of the plant is temporarily settled on May 27th, 2019. Party B has 2 months for decoration, lease payments for the first 2 years are exempted, payment period is from July 27th, 2021 to July 26th, 2022.

二、	订金、租金及支付方式

Deposit, rent and payment method

1、	“东之阳园区”第 2 栋厂房共计面积 10000 ㎡，单价 15元/ ㎡，租金为15万元／月。租金为不含税租金 ，房产税、土地使用税 （按税收标准执行），由甲方代缴，乙方每年按实际税费金额支付给甲 方。
The 2nd plant of “东之阳园区” is of total area 10,000 m2, unit price is settled to be 15 CNY/m2, total rental cost is 150,000 CNY/month. building taxes, urban land utilization taxes (executed by the tax standard) are excluded from the rental cost, taxes are paid to the authority by Party A, Party B will pay the actual taxes to Party A annually.

2、	乙方必须在每月底前支付次月租金 ，逾期按应付租金每日3‰计算违约金 ，乙方不得有任何异议 。如果乙方逾期一个月未按时交付租金，则乙方违约 ，甲方有权终止合同，没收乙方所交订金 ，并追收所欠租金 。
Party B must pay the rent before the end of the previous month, late penalty will be 3‰ per day, Party B should hold no dispute on the penalty. Late payment for more than one month is considered breach of the agreement for Party B, Party A holds the right to terminate the agreement, confiscate the deposit and owed rent from Party B.

3、	在租赁期间，乙方若提前终止本合同租期，订金甲方不退还乙方，乙方须付清所欠一切费用和甲方相关的一切损失。 如甲方提前违约终止合同 ，甲方须退回乙方所交之订金及赔偿乙方所造成的相关损失 。 租赁期满 ，乙方按合同缴清一切费用后 ，甲方退还乙方订金。

During the lease term, if Party B decided to terminate the agreement before the prescribed end date, Party A will not return the deposit to Party B, Party B must pay all the fees owed to Party A and compensate all the relative damages caused by the early termination to Party A.

If Party A decided to terminate the agreement before the prescribed end date, Party A must return the deposit to Party B and compensate all the relative damages caused by the early termination to Party B.

At the end of the lease term, Party B clears off all the payments prescribed in the agreement, Party A will return the deposit to Party B.

4、	涉及到公共支出费用 （如保安、电梯、消防、公共场所、绿化、 卫生费等），乙方按租赁面积 1元／m2缴纳给甲方 。

For public expenditures (securities, elevator, fire control, public area, greening, sanitization, etc.), Party B pays 1 RMB/m2 to Party A.

四、甲乙双方责任和权益

1、	甲方将自来水供水接口驳接到本厂区边（厂区内水电 由乙方自行安装，费用乙方自行承担）。

Party A will connect water pipe around the plant (Party B are responsible for the installation of the hydro inside the plant on their own cost).

2、	甲方提供普通消防，如乙方装修必须做二次消防 、其费用由乙方 自行负责。甲方负责安装 2 台 3 吨人货电梯； 甲方负责安装一台 800KVA 变压器；以上水电、消防、变压器、电梯、建筑物等 ，乙方在使用过程中所 产的正常保养 、维修等费用由甲方负责，因乙方人为损坏所产生的费用由乙方承担。 乙方自行安装400KVA的峰谷表，电费及最低消费和电损按供电局的标准计算 ，变压器因最低消费或电损产生的费用由乙方按租赁面积平均分摊，甲方不开供电发票，水费按政府提供的价格为准计算 。

Party A offers normal fire control, if Party B requires advanced fire control during the decoration, the cost is on Party B.

Party A will provide two 3-tonn passenger/freight elevators, and one 800KVA transformer;

Party A are responsible for the cost of normal maintenances and repairs of the hydro, fire control, transformer, elevators, and buildings prescribed above, Party B bears cost related to artificial damage of above equipment.

Party B installs electricity meter, electricity fees, minimum consumption and electrical loss are calculated by the standard from the power supply bureau, cost arose from minimum consumption and electrical loss caused by the transformer is averaged by the leased area, Party A will not provide invoice for electricity bill, water bill are calculated by the rate from government.

3、	甲方将厂房内外设施交乙方租用 ，乙方必须爱护租用建筑物及建筑物内外一切设施 ，如有损坏 ，一切维修及相关费用由乙方自行负责：乙方必须做好消防、安全生产、环境保护、卫生等工作，并办理好一切财产保险如果发生火灾等造成建筑及甲方财产损失的一切责任由乙方赔偿给甲方。

Party A leases equipment inside and outside the plant to Party B, Party B must treasure the plant and equipment and carry cost of maintenance; Party B promises good fire control, safe production, environmental protection and hygiene, and obtain property insurance, Party B will hold accountable for fire disaster and compensate all property loss to Party A.

4、	乙方不得更改厂房及相关设施的部分（或整体）结构，如因生产需要时，需书面向甲方提出申请 ，经甲方同意后，乙方应在合法安全的前提下做相应的更改 ，否则甲方除追究乙方相关责任外 ，所产生的一切后果 全部由乙方负责，并在租赁期满退租前需按原样恢复 。

Party B cannot change partial (overall) structure of plant and related facilities, if required due to production, Party B needs consent from Party A by written application. Party B will undertake the safe and legal alteration after receiving consent from Party A; otherwise, Party A will ascertain Party B’s responsibility and Party B holds accountable for all the result and needs to restore the plant at the end of the lease term.

5、	租赁期间 ，乙方不得自行转租，如需转租 ，必须经甲方书面同意并重新签订租赁协议 。乙方承诺守法经营 ，不得在该物业内存放违禁品或其他违 法行为，若经发现 ，即报有关部门究办，并且甲方有权终止租约 ，要求乙方迁出 ，并赔偿甲方的损失 。涉及工商 、税务、治安、通讯、卫生、水电等各种相关费用及 一切往来债权、债务均与甲方无关 ，由乙方完全承担法律责任；合同期满由乙方产生的一切费用乙方必须付清并提供单据证明给甲方；乙方不得拖欠员工工资，须按 《劳动法》 规定按时发放工资 ，否则甲方有权终止合同 。

Party B shall not sublease during the lease term, if Party B wants to sublease, written consent from Party A is required and needs to resign lease agreement. Involving various related expenses such as business, taxation, public security, communication, health, water and electricity, and all the credits and debts that have nothing to do with Party A, Party B shall bear full legal responsibility; Party B must pay all expenses incurred by Party B upon expiration of the agreement and provide documents to prove to Party A; Party B shall not owe its employees’ wages and must pay wages on time in accordance with the provisions of the Labor Law, otherwise, Party A has the right to terminate the agreement.

6、	租赁期间 ，如因乙方原因引起建筑物的表面或其它部分的所有损 坏，乙方必须负责维修好 。不可抗拒的自然灾害或战争因素所引起的工厂建筑物损坏 ，甲乙双方只负责各自的损失，双方不为对方负任何责任 。租赁期内 ，若本租赁厂区遇国家或其他商业行为征收 ，乙方须搬迁 ，搬迁费用由甲乙双方友好协商或由具相应资质的第三方评估机构出具的评估搬迁费用为准 。

During the lease term, if all damages to the surface or other parts of the building are caused by Party B, Party B must be responsible for repairs. For damage to plant buildings caused by irresistible natural disasters or war factors, Party A and Party B are only responsible for their own losses, and both parties are not responsible for each other. During the lease term, if the leased plant is levied by the state or other commercial activities, Party B must relocate. The relocation fee shall be negotiated by both parties, otherwise, the relocation fee shall be assessed by a qualified third-party evaluation agency.

7、	租赁期满 ，乙方必须把建筑物及配套设施完好交还给甲方 ，一切用水、设施、电梯、变压器、其他不动产不能拆除，并无条件归甲方所有，机械设备乙方自行搬迁 。

Upon expiration of the lease term, Party B must return the building and supporting facilities to Party A in good condition. All water, equipment, elevators, transformers, and the real estate cannot be dismantled, and they are owned by Party A unconditionally. Party B relocates the machinery and equipment by itself.

五、	特别约定 Special Agreement

1、	在租赁期内 ，甲方变更物业产权，乙方必须配合完成合同签订 。

During the lease term, if Party A changes the property ownership, Party B must cooperate to complete the signing of the contract.

2、	租赁期满 ，甲方如继续出租厂房 ，在同等条件下乙方有优先权 。

At the end of the lease term, if Party A continues to lease the plant, Party B has priority under the same conditions.

六、	合同生效和失效 Effectiveness and invalidity of the contract

本合同一式叁份，甲乙双方各执一份，园区留存一份，盖章签字后生效，双方未出现违约行为，在合同期满经甲方验收厂房无损，乙方迁出办理交接手续后，本合同失效。

This agreement is in triplicate, Both Parties each hold one copy, one copy is preserved in the park. It becomes effective after being stamped and signed. There is no breach of the agreement by both parties. Upon expiration of the lease term, Party A inspects and confirms the plant is free of damages, and Party B moves out after completion of the handover, this agreement shall become invalid.

甲方（签章）： 开户行： 账号：

Party A（stamp）：Luzhou Dongzhiyang Industry Co., Ltd.

/s/ Yang Yuan

January 22, 2020

Bank Name and Address:

Account Number:

乙方（签章）： 开户行： 账号：

Party b（stamp）：Luzhou Aozhi Optronics Technology Co., Ltd.

/s/ Fu

January 22, 2019

Bank Name and Address:

Account Number: